UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2015

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue Building 34, Box 10, Watkins, Colorado	80137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code            (303) 292-3456

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to the Purchase and Sale Agreement

On May 18, 2015, Pure Cycle Corporation, a Colorado corporation (“Pure Cycle”), PCY Holdings, LLC, a Colorado limited liability company wholly owned by Pure Cycle (together with Pure Cycle, the “Company”), and Arkansas River Farms, LLC, a newly formed Colorado limited liability company (“Arkansas River Farms”), an affiliate of C&A Companies, Inc., a Colorado corporation, and Resource Land Holdings, LLC, a Colorado limited liability company, entered into the Second Amendment (the “Second Amendment”) to that certain Purchase and Sale Agreement (“Agreement”), dated as of March 11, 2015, as referenced in the Company’s Current Report on Form 8-K filed on March 17, 2015 with the Securities and Exchange Commission.  The First Amendment to the Agreement dated March 31, 2015 changed the escrow agent under the Agreement.

The following changes to the Agreement were made pursuant to the Second Amendment:

•	The due diligence period was extended from 60 days (expiring on May 18, 2015) to 91 days (expiring on June 18, 2015);

•
$25,000 of the escrow deposit is to be released to the Company immediately, which deposit shall be non-refundable to Arkansas River Farms except in limited circumstances, with the remaining $975,000 of the deposit to remain in escrow pursuant to the terms of the Agreement;

•
The Company agreed to sell the mineral rights associated with approximately 1,200 acres of land, contingent on the closing of another transaction by Arkansas River Farms with a third party, and the purchase price was increased by $37,722.81 to $52,995,937.81 (subject to adjustment in accordance with the terms of the Agreement) to account for the sale of the mineral rights;

•	The date by which the meeting of the Company’s shareholders must be held was extended from May 26, 2015 to July 3, 2015;

•
To facilitate the due diligence, the Company shall deliver to the Fort Lyon Canal Company and other water and lateral ditch companies documentation in its possession demonstrating its ownership of the certificated shares and any liens thereon and shall request that each such water company issue corrected certificates at the water company’s next monthly meeting or by June 12, 2015, whichever is earlier, reflecting (i) each of the certificates in the name of the Company as equity owner and (ii) the current accurate liens and encumbrances on such certificates;

•
The Company shall also submit documentation to the water companies regarding the release of liens on certain of the certificates seeking written confirmation on or before June 12, 2015, that the water companies will issue correct certificates upon submission of the proposed release documentation;

•
The Company shall use all reasonable efforts to persuade and assist the water companies to meet the deadlines noted above, but the Company shall not be in default if any water company fails to comply with the Company’s request; and

•
On or before June 1, 2015, the Company shall deliver forms of releases for all liens and encumbrances affecting the Certificated Water Rights (as defined in Section 1 of the Agreement) for review by Arkansas River Farms.

In connection with the Second Amendment, the Company adjourned its May 20, 2015 special meeting of shareholders until June 19, 2015 at 10 a.m. Mountain Time at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202.  Assuming the satisfaction of conditions, the Company expects the transaction to close in late July or early August 2015.

The foregoing descriptions of the First and Second Amendments to the Purchase and Sale Agreement are qualified in their entirety by the terms of the amendments, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	First Amendment to Purchase and Sale Agreement among Pure Cycle Corporation, PCY Holdings, LLC and Arkansas River Farms, LLC, dated as of March 31, 2015.
10.2	Second Amendment to Purchase and Sale Agreement among Pure Cycle Corporation, PCY Holdings, LLC and Arkansas River Farms, LLC, dated as of May 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2015

PURE CYCLE CORPORATION

By: /s/ Mark W. Harding
Mark W. Harding
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Purchase and Sale Agreement among Pure Cycle Corporation, PCY Holdings, LLC and Arkansas River Farms, LLC, dated as of March 31, 2015.
10.2	Second Amendment to Purchase and Sale Agreement among Pure Cycle Corporation, PCY Holdings, LLC and Arkansas River Farms, LLC, dated as of May 18, 2015.